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                                                                   EXHIBIT 10.20

                          AIRCRAFT SECURITY AGREEMENT

THIS AIRCRAFT SECURITY AGREEMENT ("AGREEMENT") is made and entered into as of June 27, 1997, by and between GENERAL ELECTRIC CAPITAL CORPORATION, a NEW YORK corporation having an office at 1787 SENTRY PARKWAY/WEST, SUITE 200, BLUE BELL, PA 19422 ("SECURED PARTY") and ORBITAL SCIENCES CORPORATION, a corporation organized and existing under the laws of the State of DELAWARE and having its chief executive offices located at 21700 ATLANTIC BOULEVARD, DULLES, VA 20166 ("DEBTOR").

1. GRANT OF SECURITY INTEREST. To secure Debtor's payment and performance of any and all debts, obligations and liabilities of any kind, nature or description whatsoever (whether due or to become due) of Debtor to Secured Party, including but not limited to those arising under the promissory note of even date herewith (the "Note"), this Agreement, and/or any related documents (the Note, this Agreement and all such related documents being hereinafter collectively referred to as the "DEBT DOCUMENTS"), and any renewals, extensions, replacements and modifications of such debts, obligations and liabilities (all of the foregoing being hereinafter referred to as the "OBLIGATIONS"), Debtor grants to Secured Party a security interest in the aircraft and other property described below and in all additions and accessions thereto as more fully described in the Schedule (attached hereto) and substitutions therefor, now or hereafter owned, all unearned insurance premiums and insurance proceeds relating to such property, and the proceeds of all of the foregoing (all of such property and proceeds are collectively referred to as the "AIRCRAFT"):

                 Aircraft Make: Lockheed; Model No.: L1011-385-1-15; Serial
No.: 193E-1067; Registration No.: N#140SC; Engine make: Rolls Royce; Model No.:
RB211-22B; Serial Numbers: 10110, 10150, 10287; together with any and all appliances, parts, replacement parts, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature which may from time to time be incorporated or installed in or attached to the Aircraft and all replacements thereof, exclusive of any items leased by Debtor from third parties and not required in the navigation of the Aircraft.

2.               HOME AIRPORT.  The home airport of the Aircraft will be:

                 Bakersfield Airport, 1301 Skyway Drive, Bakersfield, CA 93308 (Name of Airport, Township, State)

                 and will not be changed without the prior written consent of Secured Party.

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3.               REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEBTOR.  Debtor
represents, warrants and covenants that:

                 (a) Debtor (i) is, and will remain, duly organized, existing and in good standing under the laws of the State set forth in the preamble of this Agreement, (ii) has its chief executive offices at the location set forth in such paragraph, (iii) is, and will remain, duly qualified and licensed in every jurisdiction wherever necessary to carry on its business and operations, and (iv) is and will continue to be a "citizen of the United States", within the meaning of the Title 49, Subtitle VII of the United States Code, as amended (the "FAA ACT"), and the regulations thereunder so long as any Obligations are due to Secured Party under the Debt Documents or otherwise;

                 (b) Debtor has adequate power and capacity to enter into, and to perform its obligations under, each of the Debt Documents and has full right and lawful authority to grant the security interest described in this Agreement;

                 (c) The Debt Documents have been duly authorized, executed and delivered by Debtor and constitute legal, valid and binding agreements enforceable under all applicable laws in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws;

                 (d) No approval, consent or withholding of objections is required from any governmental authority or instrumentality or any other entity with respect to the entry into, or performance by, Debtor of any of the Debt Documents, except such as have already been obtained;

                 (e) The entry into, and performance by, Debtor of the Debt Documents will not (i) violate any of Debtor's organizational documents or any judgment, order, law or regulation applicable to Debtor, or (ii) result in any breach of, constitute a default under, or result in the creation of any lien, claim or encumbrance on any of Debtor's property (except for liens in favor of Secured Party) pursuant to, any indenture mortgage, deed of trust, bank loan, credit agreement, or other agreement or instrument to which Debtor is a party;

                 (f) Except as disclosed in the Annual Report on Form 10-K of Debtor for the year ended December 31, 1996, there are no suits or proceedings pending or to Debtor's knowledge, threatened in court or before any commission, board or other administrative agency against or affecting Debtor which could, in the aggregate, have a material adverse effect on Debtor, its business or operations, or its ability to perform its obligations under the Debt Documents;

                 (g) All financial statements delivered to Secured Party in connection with the Obligations have been prepared in accordance with generally accepted accounting principles, and since the date of the most recent financial

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statement there has been no material adverse change in Debtor's financial condition or business prospects;

                 (h) Debtor is (or, to the extent that the Aircraft is to be acquired hereafter, will be) and will remain the sole lawful owner, in sole, open and notorious possession of the Aircraft, free from any security interest, lien or encumbrance whatsoever other than those in favor of Secured Party and Permitted Liens and Debtor shall defend the Aircraft against all claims and demands of all other persons claiming any interest therein; provided, however, that so long as no Event of Default shall have occurred and be continuing, Debtor may (i) deliver temporary possession of any item of the Aircraft to the manufacturer or any other supplier thereof for testing or other similar purposes or to any organization in the United States, Canada or the United Kingdom for service, repair, maintenance or overhaul work on such item or any part thereof or for alterations or modifications in or additions to such item of equipment; or (ii) sublease the Aircraft to any citizen of the United States, as defined in the Federal Aviation Act of 1958, as amended, or a corporation organized under the laws of any state of the United States that is authorized pursuant to all applicable laws to operate the Aircraft and otherwise perform its obligations under the proposed form of sublease. For purposes of this Agreement, "Permitted Liens" shall mean (i) Liens arising as a result of claims against Secured Party which are not related to the transactions contemplated hereby or as a result of any act or omission of Secured Party which is not permitted by or related to the transactions contemplated hereby, (ii) Liens for taxes either not yet due or being contested in good faith by appropriate proceedings (and for the payment of which adequate reserves have been provided), but only so long as, in Secured Party's reasonable judgment, the existence of such Liens while such proceedings are pending do not involve any danger of the sale, forfeiture or loss of the Aircraft, or interest therein, and (iii) inchoate carrier's, warehousemen's, materialmen's, mechanics', workmen's, repairmen's, employees' or other like Liens arising in the ordinary course of business and for amounts the payment of which is either not delinquent or is being contested in good faith by appropriate proceedings (and for the payment of which adequate reserves have been provided), but only so long as, in Debtor's reasonable judgment, the existence of such Liens while such proceedings are pending do not involve any danger of criminal penalty or the sale, forfeiture or loss of any item of the Aircraft, or any interests therein, (iv) Liens in respect of judgments or awards against Debtor which have been (A) in force for less than the applicable appeal period so long as execution is not levied or in respect of which Debtor shall at the time, in good faith, be prosecuting an appeal or proceedings for review and in respect of which a state of execution shall have been obtained pending such appeal or review, and (B) within five (5) Business Days of such judgment or award, bonded against for the full amount thereof with a reputable and financially sound bonding company, and (v) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation.

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                 (i)      Debtor shall promptly pay or cause to be paid all
taxes, license fees, assessments and public and private charges, that are or may be levied or assessed on or against the Aircraft or the ownership or use thereof, or on this Agreement;

                 (j) if at the time of Debtor's execution of this Agreement, Debtor is not the registered owner of the Aircraft, as shown in the records of the United States Federal Aviation Administration ("FAA"), Debtor at its own expense shall immediately register the Aircraft in its name with the FAA and, so long as any Obligation is due to Secured Party, Debtor shall not impair such registration or cause it to be impaired, suspended or canceled, nor register the Aircraft under the laws of any country except the United States of America.

                 (k) Debtor shall promptly notify Secured Party of any facts or occurrences which do or, by passage of time or otherwise will, constitute a breach of any of the above warranties and covenants;

4. DEBTOR SHALL EXECUTE AND DELIVER DOCUMENTS. Debtor shall, at Secured Party's request, furnish Secured Party such information and execute and deliver to Secured Party such documents and do all such acts and things as Secured Party may reasonably request as necessary or appropriate to establish and maintain a valid first priority security interest in the Aircraft and to assure that the Aircraft is titled, registered and the security interest perfected to Secured Party's satisfaction. Debtor shall pay the cost of filing all appropriate documents in all public offices where Secured Party deems such filings necessary or desirable.

5. USE, OPERATION, MAINTENANCE AND REPAIR. Debtor shall use, operate, maintain and repair the Aircraft and retain actual and operational control and possession thereof in compliance with the following provisions:

                 (a) Debtor shall use, operate, maintain and store the Aircraft, and every part thereof, properly, carefully and in compliance with all applicable statutes, ordinances and regulations of all jurisdictions in which the Aircraft is operated or used, as well as all applicable insurance policies, manufacturer's mandatory recommendations and operating and maintenance manuals. Debtor shall use the Aircraft predominantly for business purposes and only for the purposes and in the manner set forth in the application for insurance. At all times during the term of this Agreement, Debtor shall not operate or locate the aircraft, or suffer or permit the aircraft to be operated, located, or otherwise permitted to go into or over (i) any area of hostilities, or (ii) any geographic area which is not covered by the insurance policies required by this Agreement. Notwithstanding the foregoing, in no event shall the Aircraft be located or operated in or over Cuba. Except as provided in this paragraph, Debtor shall locate and base the Aircraft solely within the United States. So long as no Default or Event of Default is then existing or created as a result thereof, Debtor shall be permitted to locate the



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Aircraft for no more than 30 consecutive days in any jurisdiction which, at the time the Aircraft is so located in such jurisdiction, is a signatory without reservation to the Convention on the International Recognition of Rights in Aircraft, signed at Geneva, Switzerland on June 19, 1948, and entered into force on September 17, 1953 (the "Geneva Convention"), is then maintaining diplomatic relations with the United States and is not then subject to civil war or similar unrest; provided, that prior to locating the Aircraft in any such jurisdiction, Debtor shall have filed in such jurisdiction any instruments or documents required in the reasonable opinion of Secured Party or its counsel to establish, preserve, perfect or otherwise protect Secured Party's interests in the Aircraft and its rights under the Agreement. The engines identified in
Section I of this Agreement shall be used only on the airframe described in that Section and shall only be removed for maintenance in accordance with the provisions of this Agreement. Debtor shall not use, attempt to use, or suffer the Aircraft to be used in any manner which may or does contravene any applicable law, rule or regulation governing the Aircraft, including without limitation those relating to intoxicating liquors, narcotics, firearms or similar products, and shall not attempt to sell, assign or dispose of the Aircraft, or any interest herein or therein, or any part thereof, without Secured Party's prior written consent.

                 (b) The Aircraft will be operated at all times by a currently certificated pilot having the minimum total pilot hours and minimum pilot-in-command hours required by FAA rules or regulations or as required by applicable insurance policies, whichever requirements are stricter. Debtor shall be responsible for and pay for all expenses of owning and operating the Aircraft, including but not limited to storage, fuel, lubricants, service, inspections, overhauls, replacements, maintenance and repairs, all in compliance with the manufacturer's operating and maintenance manuals and with FAA rules and regulations. Debtor shall properly maintain all records and other materials pertaining to the maintenance and operation of the Aircraft, including but not limited to those required by applicable law, rule or regulation and by the manufacturer for the enforcement of any warranty.

                 (c) The Aircraft is and shall at all times be maintained by Debtor at its expense in good repair in the configuration and condition existing on the date hereof and in airworthy condition necessary for all aircraft licenses under the laws, ordinances, rules and regulations of all jurisdictions in which the Aircraft will at any time be operated; provided, however, that Debtor may from time to time make such alterations and modifications in and additions to the Aircraft as Debtor may deem desirable in the proper conduct of its business, provided that no such alteration, modification or addition diminishes the fair market sales or rental value or utility of the Aircraft as of the date hereof or impairs the condition or airworthiness thereof below the fair market sales or rental value, utility and condition thereof immediately prior to such alteration, modification or addition, assuming the Aircraft was then of the value and utility and in the condition

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required to be maintained by the terms of this Agreement.  Debtor shall ensure timely compliance with all applicable mandatory Service Bulletins, Service Letters, Manufacturer's Directives and Airworthiness Directives. Debtor shall submit written evidence of such maintenance and condition to Secured Party upon its written request from time to time. Debtor shall use reasonable care to prevent the Aircraft from being damaged or injured, and shall promptly (but in no event later than 120 days after discovery) replace any part or component of the Aircraft which may be damaged, worn out, lost, destroyed, confiscated or otherwise rendered unsatisfactory or unavailable for use in or upon the Aircraft.

                 (d) The Aircraft shall at all times have the same utility and quality as that which it had on the date hereof. Debtor shall at its expense timely make any alterations or modifications to the Aircraft that may at any time during the term of this Agreement be required to maintain the Aircraft in the condition required by this Agreement. Debtor shall in no way alter, attempt to alter or otherwise change the identity or appearance of the Aircraft, including but not limited to the "N" number, exterior paint and symbols, without the express prior written consent of Secured Party.

6.               INDEMNIFICATION AND INSURANCE.

                 (a) Debtor shall indemnify and save Secured Party harmless from and against all claims, expenses, damages and liabilities whatsoever, including without limitation personal injury, death and property damage claims arising in tort or otherwise, under any legal theory including but not limited to strict liability, in any manner occasioned by or related to the Aircraft, its operation, use, ownership, possession, manufacture or otherwise.

                 (b) Debtor shall at all times bear all risk of loss, damage, destruction or confiscation of or to the Aircraft. Debtor shall, at its own expense, keep the Aircraft insured at all times against confiscation, expropriation and war risk, and all physical damage to the Aircraft including damage or destruction by fire, theft, crash, vandalism, and all other causes with standard loss payable clause and breach of warranty endorsement in favor of Secured Party and shall carry liability insurance, all of which shall be in such amounts, under such forms of policies, upon such terms, for such periods and with such companies or underwriters as Secured Party may approve (provided, however, Secured Party shall be deemed to have approved the insurance in place on the date hereof), losses or refunds in all cases to be first payable to Secured Party or its assigns, as its interest may appear. Notwithstanding any provision of this Agreement to the contrary, failure to obtain Secured Party's approval of any insurer or policy shall not excuse Debtor from its obligation to maintain insurance coverage. In no event shall the amounts of such insurance be less than the principal amount of the Obligations evidenced by the Debt Documents. All insurance policies shall provide for at least 30 days (seven (7) days or such shorter period as may be standard in the insurance industry in the

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case of any war risk and allied perils coverage) prior written notice to
Secured Party of any cancellation or material modification, include Secured Party as additional insured, shall waive any right of set-off against Debtor or Secured Party, shall waive any right of subrogation against Secured Party and shall be primary and not subject to any offset by any other insurance carried by Debtor or Secured Party. Debtor shall pay any deductible portion of such insurance and any expense incurred in collecting insurance proceeds. Debtor shall furnish to Secured Party copies of all insurance policies required by this paragraph. Debtor hereby assigns to Secured Party the proceeds of all such insurance (including any refund of premium) to the extent of the Obligations secured hereby, directs the insurer to pay any losses or refunds due Debtor directly to Secured Party, and appoints Secured Party as attorney-in-fact effective at any time upon the occurrence and during the continuance of an Event of Default to make proof of loss and claim for all insurance and refunds thereupon and to endorse all documents, contracts drafts, checks or forms of payment of insurance or premiums. Upon the occurrence of an Event of Default hereunder, Secured Party may at its option apply insurance proceeds, in whole or in part, to (i) repair or replace the Aircraft or any part thereof or (ii) satisfy any of Debtor's Obligations to Secured Party. Any surplus proceeds shall be paid to Debtor.

7. DEBTOR'S POSSESSION. So long as no Event of Default shall have occurred and be continuing, Debtor may possess the Aircraft and use it in any lawful manner not inconsistent with this agreement. Debtor shall at all times keep the Aircraft and any proceeds therefrom separate and distinct from other property of the Debtor and shall keep accurate and complete records of the Aircraft and all such proceeds. Secured Party, at its sole cost and expense, may examine and inspect the Aircraft, wherever located, at any reasonable time, on land and in flight.

8. DEFAULT. Debtor shall be in default under this Agreement and each of the other Debt Documents upon the occurrence of any of the following Events of Default:

                 (a) Debtor fails to pay within 15 days after its due date any installment or other amount due or coming due under any of the Debt Documents;

                 (b) Debtor fails to maintain at all times insurance coverage as required by paragraph 6(b) of this Agreement;

                 (c) Any attempt by Debtor, without the prior written consent of Secured Party, to sell, rent, lease, mortgage, grant a security interest in or otherwise deliver possession of (except as contemplated in Section 3(h) hereof), transfer or encumber the Aircraft;

                 (d) Debtor breaches any of its other Obligations under any Debt Document and fails to cure the breach within 30 days after Secured Party gives Debtor written notice thereof, unless such failure cannot be cured with reasonable

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diligence on Debtor's part during such 30 days for reason due to acts of God, including, but not limited to, explosions, fires or earthquakes, any governmental act, failure of transportation, strikes or other labor disputes, or any other cause beyond Debtor's control, in which such 30-day period shall be extended for such additional period (not to exceed 90 more days) as may be required with diligence and good faith to cure such failure so long as Debtor is diligently and in good faith taking action to cure such failure;

                 (e) Any warranty, representation or statement made by Debtor in any of the Debt Documents is false or misleading in any material respect;

                 (f) Debtor or any guarnator or surety for the obligations dies, becomes insolvent or ceases to conduct business;

                 (g) The Aircraft or any other property of Debtor is confiscated, sequestered, seized or levied upon;

                 (h)      The Aircraft is lost, stolen, secreted, or destroyed;

                 (i) Any part of the Aircraft (which would cost more than the lesser of (i) ten percent (10%) of the original loan balance or (ii) $250,000 to repair or replace) is damaged, lost stolen or destroyed, and such part is not replaced or repaired within 90 days of the date that such part is damaged, lost stolen or destroyed;

                 (l) Debtor or any guarantor of or surety for the Obligations makes an assignment for the benefit of creditors, applies to or petitions any tribunal for the appointment of a custodian, receiver or trustee for itself or for any substantial part of its property, or commences any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, or if any such petition or application is filed or any such proceeding is commenced against Debtor or any guarantor or surety, and such petition, application or proceeding is not dismissed within 90 days, or Debtor or any such guarantor or surety by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application, proceeding, order for relief or such appointment of a custodian, receiver or trustee;

                 (m) Debtor conceals or removes, or permits to be concealed or removed, any part of its assets, so as to hinder, delay or defraud any of its creditors, or makes or suffers a transfer of any of its assets which would be fraudulent under any bankruptcy, insolvency, fraudulent conveyance or similar law or makes any transfer of its assets to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or suffers or permits, while insolvent, any creditor to obtain a lien upon any of Debtor's property through legal proceedings or distraint, or if a tax lien is filed against Debtor.



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9.               REMEDIES OF SECURED PARTY:

                 (a) Upon the occurrence of any Event of Default under this Agreement, Secured Party, at its option, may declare any or all of the Obligations, including but not limited to the Note, to be immediately due and payable, without demand or notice to Debtor or any guarantor. The Obligations and liabilities accelerated thereby shall bear interest from the Event of Default (both before and after any judgment) until paid in full at the lesser of the rate of interest set forth on the face of the Note plus three percent (3%) per annum or the maximum rate not prohibited by applicable law.

                 (b) Upon the occurrence of any Event of Default, Secured Party shall additionally have all of the rights and remedies of a secured party under the Uniform Commercial Code and under any other applicable law. Without limiting the foregoing and without notice or demand, Secured Party shall have the right at its option to immediately exercise one or more of the following remedies: (i) refuse to extend any further credit to Debtor; (ii) terminate this Agreement immediately without notice; (iii) take immediate and exclusive possession of the Aircraft, wherever it may be found; (iv) enter any of Debtor's premises, with or without process of law, wherever the Aircraft may be or Secured Party reasonably believes it to be, and search for it, and if the Aircraft or any part of it is found, to take possession of and remove it; (v) sell, lease and otherwise dispose of the Aircraft or any part of it, at public auction or private sale, for cash or on credit, as Secured Party may elect at its option and Secured Party shall have the right to bid and become the purchaser at any such sale, or keep the Aircraft idle; (vi) notify, in Secured Party's own name, or in Debtor's name, all obligors of Debtor and demand, collect, receive, receipt for, sue, compromise and give acquittance for, any and all amounts due on contracts and credits, and endorse Debtor's name on any commercial paper or instrument given as full or partial payment thereon; (vii) direct the Debtor to assemble all parts and components of the Aircraft and deliver it to Secured Party, at Debtor's expense, at a place designated by Secured Party which is reasonably convenient to Secured Party and Debtor; and/or (viii) hold, appropriate, apply or set-off any and all moneys, credits and indebtedness due from Secured Party, its affiliates, parents or subsidiaries, to Debtor.

                 (c) Debtor shall pay all reasonable costs incurred by Secured Party in collecting any of the Obligations owed Secured Party by Debtor and enforcing any Obligations of Debtor to Secured Party, including but not limited to reasonable attorneys' fees and legal expenses.

                 (d) Notwithstanding the availability of any other remedy and in addition thereto, if Debtor fails to perform any of its Obligations hereunder or under any of the Debt Documents, Secured Party may perform the same, but shall not be obligated to do so, for the account of Debtor, and Debtor shall immediately repay to Secured Party on demand any amounts paid or incurred by Secured Party in such

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performance together with interest thereon accrued from the date paid or incurred by Secured Party until repaid in full by Debtor at the lesser of the rate of interest set forth on the fact of the Note plus three percent (3%) per annum and the maximum interest rate permitted by applicable law to be charged Debtor by Secured Party.

                 (e) Notwithstanding any other provision hereof to the contrary, any notice required to be given by law or pursuant to this Agreement with respect to disposition of the Aircraft or any part of it shall be deemed reasonably and properly given if mailed by first class United States Mail, postage prepaid, by prepaid express mail service (private or government) or by hand delivery to Debtor at its last known address, at least ten (10) days before the disposition of the subject matter of such notification.

                 (f) Any proceeds realized by Secured Party upon the sale or other disposition of the Aircraft shall first be applied by the Secured Party to the payment of the reasonable expenses (including interest) of retaking, holding, preparing for sale, selling and the like, including reasonable attorneys' fees and legal expenses and any balance of such proceeds may be applied by the Secured Party toward the satisfaction of Debtor's Obligations in such order of application as the Secured Party may in its sole discretion determine. Any surplus remaining after all of Debtor's Obligations to Secured Party shall have been paid in full shall be paid to Debtor. Debtor shall be liable for and shall promptly pay on demand any deficiency resulting from any such disposition of Aircraft.

                 (g) The foregoing remedies shall not be exclusive or alternative but shall be cumulative and in addition to all other remedies in favor of Secured Party existing at law or in equity.

10. PRINCIPALS AND WAIVERS. All signers and endorsers hereof are to be regarded as principals, jointly and severally. Every maker, endorser, guarantor and surety hereof hereby waives presentment, notice, protest and impairment of collateral, and consents to all extensions, deferrals, partial payments and refinancings hereof before or after maturity.

11. WAIVER OF DEFAULT. No waiver by Secured Party of any default shall operate as a waiver of any other default or of the same default on a future occasion.

12.              REPORTS.

                 (a) Debtor shall promptly notify Secured Party in the event of (i) any change in Debtor's name, (ii) any relocation of Debtor's chief executive offices, (iii) any permanent or indefinite relocation of the Aircraft or its home airport, (iv) the Aircraft being lost, stolen, missing, confiscated, appropriated, seized, sequestered, destroyed, materially damaged or worn out, (v) any accident involving the Aircraft or (vi) any lien, claim or encumbrance attaching or being made against


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the Aircraft (other than liens in favor of Secured Party and Permitted Liens).
Such notice shall contain all pertinent details of the event being reported, and shall be supplemented promptly upon Secured Party's request.

                 (b) Debtor agrees to furnish its annual financial statements and such interim statements as Secured Party may require in form satisfactory to Secured Party. Any and all financial statements submitted and to be submitted to Secured Party have and will have been prepared on a basis of generally accepted accounting principles consistently applied, and are and will be complete and correct and fairly present Debtor's financial condition as at the date thereof. Secured Party may at any reasonable time examine Debtor's books and records and make copies thereof.

13.              MISCELLANEOUS:

                 (a) This Agreement, the Note and/or any of the other Debt Documents may be assigned, in whole or in part, by Secured Party without notice to Debtor, and Debtor hereby waives and agrees not to assert against any assignee any defense, counterclaim, right of set-off or cross-complaint Debtor may have against Secured Party for any reason whatsoever, agreeing that Secured Party shall be solely responsible therefor.

                 (b) All notices to be given in connection with this Agreement and the Debt Documents shall be in writing, shall be addressed to the parties at their respective addresses set forth hereinabove (unless and until a different address may be specified in a written notice to the other party), and shall be deemed given (i) on the date of receipt if delivered in hand or by facsimile transmission, (ii) on the next business day after being sent by express mail (government or private), and (iii) on the fourth business day after being sent by regular, registered or certified mail. As used herein, "business day" MEANS ANY DAY other than a Saturday, a Sunday, or other day on which commercial banks in New York, New York are required or authorized to be closed.

                 (c) Secured Party may correct patent errors herein and fill in all blanks herein or in the Debt Documents consistent with the agreement of the parties.

                 (d) Time is of the essence hereof. This Agreement and the Debt Documents shall be binding, jointly and severally, upon all parties described as the "Debtor" and their respective heirs, executors, representatives, successors and assigns, and shall inure to the benefit of Secured Party, its successors and assigns.

                 (e) The unenforceability of any provision hereof or of the Debt Documents shall not affect the validity of any other provision hereof or thereof.

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                 (f)      This Agreement and the Debt Documents constitute the
entire agreement between the parties with respect to the subject matter hereof and supersede all prior understandings (whether written, oral or implied) with respect thereto, except representations made by Debtor to Secured Party. THIS AGREEMENT AND THE DEBT DOCUMENTS SHALL NOT BE CHANGED OR TERMINATED, NOR SHALL ANY WAIVER BE GIVEN, ORALLY OR BY COURSE OF CONDUCT, BUT ONLY BY A WRITING SIGNED BY BOTH PARTIES HERETO. Section headings in this Agreement are for convenience only, and shall not affect the construction or interpretation hereof.

                 (g) DEBTOR HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, ANY OF THE DEBT DOCUMENTS, ANY DEALINGS BETWEEN DEBTOR AND SECURED PARTY RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN DEBTOR AND SECURED PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                 (h) This Agreement shall continue in full force and effect until all of the Obligations have been indefeasibly paid in full to Secured Party. This Agreement shall automatically be reinstated in the event that Secured Party is ever required to return or restore the payment of all or any portion of the Obligations (all as though such payment had never been made).



SECURED PARTY:                              DEBTOR:

GENERAL ELECTRIC CAPITAL CORPORATION        ORBITAL SCIENCES CORPORATION


By:       /s/ William K. Bokop              By:    /s/ Kenneth H. Sunshine
     -------------------------------            ----------------------------

Name:    William K. Bokop                   Name:  Kenneth H. Sunshine
     -------------------------------             ----------------------------

Title:    Region Credit Manager             Title:  Vice President and Treasurer
      ------------------------------               -----------------------------